Exhibit (c)(xiii)

 Project King Discussion Materials  August 2025  Exhibit (c)(xiii)

Illustrative Transaction Overview

Key Assumptions

- Assumes a ~67% premium, $4.00 / share take out price
- Assumes Searchlight, Abry, Terence Jarman, Richard Burston, and Koch equity rollover (56.8%)
  - Remaining 43.2% bought out with new equity
- Assumes rollover of Whitehorse debt ($182.7M) and Searchlight preferred equity, while Fortress convertible note ($120.0M) is taken out at par
- Assumes pro forma EBITDA of ~$75M (current ~$65M), cash on balance sheet not used in transaction

Sources & Uses

	$	% of Total
Sources		
New Equity	$33.8	6.1%
New Debt	120.0	21.6%
Searchlight Preferred Equity[1]	200.6	36.0%
Whitehorse Term Loan	182.7	32.8%
Balance Sheet Cash	19.7	3.5%
Total Sources	**$556.8**	**100.0%**

Current Senior Net Leverage[2]	4.4x

	$	% of Total
Uses		
Fortress Converts	$120.0	21.6%
Non-rolling Equity	33.8	6.1%
Searchlight Preferred Equity[1]	200.6	36.0%
Whitehorse Term Loan	182.7	32.8%
Balance Sheet Cash	19.7	3.5%
Total Uses	**$556.8**	**100.0%**

Pro Forma Senior Net Leverage[3]	3.8x

Note: Balance sheet cash, Whitehorse term loan, and Fortress convertible notes balances are as of Q1 2025.
1. Includes the $150M strategic investment from Searchlight from November 15, 2023, KORE's $2.9M purchase of 5M shares from Twilio from December 13, 2023, and the total amount of the accrued interest due to Searchlight of $47.8M, as of December 31, 2025.
2. Assumes $63.8M of 2025E EBITDA.
3. Assumes $75.0M of pro forma EBITDA.

2

Illustrative Take-Private Analysis

Pro Forma Ownership[1]

	Shares Outstanding	Ownership	Take-Private	Pro-Forma Ownership
Abry	4.9	24.8%	4.9	24.8%
Searchlight	2.4	12.3%	2.4	12.3%
TDJ Company (Terence Jarman)	1.0	5.1%	1.0	5.1%
Dotmar Investments (Richard Burston)	0.9	4.4%	0.9	4.4%
Koch	2.0	10.2%	2.0	10.2%
Cerberus	1.4	7.1%	—	—
Twilio	1.0	5.1%	—	—
Goldman Sachs Asset Management	0.9	4.8%	—	—
Other Investors	5.1	26.1%	—	—
New Equity			8.4	43.2%
Total Shares	**19.6**	**100.0%**	**19.6**	**100.0%**

Current Balance Sheet

Cash	
Existing Cash Balance	$19.7
Pro-Forma Cash	**$19.7**
Debt	
Whitehorse Term Loan	$182.7
Searchlight Preferred Equity[2]	200.6
Fortress Converts	120.0
Total Debt / Preferred	**$503.3**

Pro Forma Balance Sheet

Cash	
Existing Cash Balance	$19.7
Pro-Forma Cash	**$19.7**
Debt	
Whitehorse Term Loan	$182.7
Searchlight Preferred Equity[2]	200.6
New Debt[3]	120.0
Total Debt / Preferred	**$503.3**

1. Assumes Searchlight purchases 100% of Cerberus, Twilio, Goldman Sachs, and Other Investors shares.
2. Includes the $150M strategic investment from Searchlight from November 15, 2023, KORE's $2.9M purchase of 5M shares from Twilio from December 13, 2023, and the total amount of the accrued interest due to Searchlight of $47.8M, as of December 31, 2025.
3. Assumes $120M of Fortress' convertible note is purchased in full and replaced with new debt instrument.

3

 (-) Cash and Cash Equivalents1  (19.7)  (19.7)  (19.7)  (19.7)  (19.7)  (+) Debt and Preferred Equity  503.3  503.3  503.3  503.3  503.3  Implied Enterprise Value  $552.1  $561.9  $571.7  $581.5  $591.3  Premium to:  Current Share Price  $2.40  45.8%  66.7%  87.5%  108.3%  129.2%  Last 6-Months VWAP  $2.44  43.6%  64.1%  84.6%  105.1%  125.6%  LTM VWAP  $2.29  53.1%  74.9%  96.8%  118.7%  140.6%  52-Week High (One Day - 12/31/24)  $3.22  8.7%  24.2%  39.8%  55.3%  70.8%  Implied Multiples:  EV / 2025E Revenue ($290.7M)  1.9x  1.9x  2.0x  2.0x  2.0x  EV / 2025E EBITDA ($63.8M)  8.7x  8.8x  9.0x  9.1x  9.3x  EV / 2026E Revenue ($304.3M)  1.8x  1.8x  1.9x  1.9x  1.9x  EV / 2026E EBITDA ($69.9M)  7.9x  8.0x  8.2x  8.3x  8.5x  Illustrative Analysis at Various Prices  4  Source: TD Cowen research.  1. Preferred equity includes accrued PIK interest at 13% as of December 31, 2025.  Illustrative Analysis at Various Multiples  ($ in millions)  Purchase Share Price  Shares Outstanding  $3.50  19.6  $4.00  19.6  $4.50  19.6  $5.00  19.6  $5.50  19.6  Implied Equity Value  $68.5  $78.3  $88.0  $97.8  $107.6

 Illustrative Impact of Min MOIC  5  Implied Equity Value  $68.5  $78.3  $88.0  $97.8  $107.6  (-) Cash and Cash Equivalents  (19.7)  (19.7)  (19.7)  (19.7)  (19.7)  (+) Debt and Preferred Equity 1  503.3  503.3  503.3  503.3  503.3  Enterprise Value  $552.1  $561.9  $571.6  $581.4  $591.2  Diluted Shares Outstanding  19.6  19.6  19.6  19.6  19.6  Implied Share Price (Pre-Min MOIC)  $3.50  $4.00  $4.50  $5.00  $5.50  Implied Share Price Affected by Min MOIC 2  ($0.08)  $0.42  $0.92  $1.42  $1.92  Premium (%)  NM  843.4%  388.9%  251.8%  186.2%  Required Offer Price to Reach Equivalent Pre-Min MOIC Implied Share Price  $7.08  $7.58  $8.08  $8.58  $9.08  Implied EV / 2025E EBITDA ($63.8M)  9.7x  9.9x  10.1x  10.2x  10.4x  Source: TD Cowen research.  Preferred equity includes accrued PIK interest at 13% as of December 31, 2025.  Assumes incremental $70M impact related to min MOIC.

Public Comparable Companies

Company	Share Price (USD)	% of 52-Week High[1]	F.D. Market Capitalization	Enterprise Value	Revenue Growth 2025E	Revenue Growth 2026E	Gross Margin 2025E	Gross Margin 2026E	EBITDA Margin 2025E	EBITDA Margin 2026E	EV / Revenue 2025E	EV / Revenue 2026E	EV / EBITDA 2025E	EV / EBITDA 2026E	Net Debt / LTM EBITDA	P/E 2025E
(In $ millions, unless otherwise noted)																
IoT & Comms Comps																
Itron, Inc.	$125.48	90%	$5,746	$5,806	(2%)	6%	37%	37%	15%	16%	2.4x	2.3x	16.1x	14.6x	0.1x	20.7x
Alarm.com Holdings, Inc.	$54.41	78%	$2,722	$2,806	6%	4%	66%	66%	20%	20%	2.8x	2.7x	14.4x	13.2x	0.2x	23.3x
RingCentral, Inc.	$28.75	68%	$2,603	$3,941	5%	5%	77%	77%	26%	27%	1.6x	1.5x	6.0x	5.5x	1.8x	6.8x
Digi International Inc.	$31.85	86%	$1,191	$1,215	1%	3%	62%	62%	25%	25%	2.8x	2.8x	11.3x	10.9x	0.3x	15.5x
Bandwidth Inc.	$13.37	58%	$403	$815	1%	13%	59%	59%	12%	13%	1.1x	1.0x	9.2x	7.3x	4.8x	8.4x
8x8, Inc.	$1.93	55%	$263	$575	(1%)	1%	70%	67%	12%	13%	0.8x	0.8x	6.8x	5.9x	3.4x	6.4x
Mean					**2%**	**5%**	**62%**	**62%**	**18%**	**19%**	**1.9x**	**1.8x**	**10.6x**	**9.6x**	**1.8x**	**10.1x**
Median					**1%**	**5%**	**64%**	**64%**	**17%**	**18%**	**2.0x**	**1.9x**	**10.3x**	**9.1x**	**1.1x**	**8.4x**
King	**$2.40**	**75%**[1]	**$47**	**$516**	**3%**	**5%**	**56%**	**57%**	**22%**	**23%**	**1.8x**	**1.7x**	**8.1x**	**7.4x**	**5.3x**	**NM**

Source: S&P Capital IQ as of August 8, 2025.
Note: Negative multiples are deemed "not meaningful" or "NM".
1. Based on a closing share price of $3.22 as of December 31, 2024.

6

Premiums Paid Analysis – US Technology Transactions  7  Source: Refinitiv Eikon as of August 10, 2025. Based on transaction announcement date and deal values of $100M to $5.0B. Includes majority acquisition transactions of companies in high technology, media and entertainment, and telecommunications. 30-Day represents 4 weeks prior to the announcement day. Excludes stock consideration mergers (only acquisitions) and transactions with premiums of <0% or >150% cancelled, expired, dismissed, withdrawn or liquidated/out of business.  Median Premiums Paid to One-Day and 30-Day Prior Stock Price – 2015A to YTD 2025A  Market clearing “control premium” for selected publicly traded technology companies in M&A transactions with $100M to $5.0B in deal value  34.1%  22.2%  25.9%  26.8%  29.7%  46.0%  39.5%  37.7%  31.4%  42.9%  28.2%  28.0% 28.1%  36.8%  37.0%  33.9%  41.6%  49.3%  46.2%  41.3%  52.8%  0.0%  80.0%  70.0%  60.0%  50.0%  40.0%  30.0%  20.0%  10.0%  Chart Title  Mean  One-Day Premium 30-Day Premium  38.3% 42.5%  Median  32.0%  38.6%  25th Percentile  18.7%  25.9%  75th Percentile  48.2%  54.0%  48.0%  65  89  20  16  <30%  30-60%  60-80%  80%+  81.1% of Transactions  18.9% of Transactions  Deals  2015  2016  2017  2018  2019  2020  2021  2022  2023  2024  2025  # of 26  32  25  13  18  11  14  16  10  17  8  32.0%  38.6%  Selected Precedent Transactions Median One-Day Premium: 32.0%  Selected Precedent Transactions Median 30-Day Premium: 38.6%  One-Day Premium 30-Day Premium  Acquisitions of Public Technology Companies Since 2014A – Premium Distribution  (Target Stock Premium – 4 Weeks Prior %)

 Common Shareholder Value Deterioration  8  Source: Company Filings.  Note: Cash and cash equivalents, Whitehorse term loan, and Fortress convertible notes balances, as well as shares outstanding, are as of Q1 2025.  1. Includes a 2% prepayment penalty and accrued PIK interest at 13% as of March 31, 2025.  ($ in millions)  19.7  (182.7)  (120.0)  (185.9)1  Illustrative Acquisition Scenario & Minimum MOIC Impact  Shift in Value Allocation Due to Minimum MOIC  ($ in millions)  Value to Lenders and Preferred Equity Holders  Value to Common Equity Holders  $131.0  $47.2  $469.0  $552.8  $600.0  $600.0  Today  11/15/2025  ~$85M potential reduction in shareholder value due to minimum MOIC (~$4.30 / share)  Transaction Assumptions  Transaction Date  EV / EBITDA Multiple EBITDA  Today  10.0x  $60.0  11/15/2025  10.0x  $60.0  Purchase Price (Enterprise Value)  $600.0  $600.0  (-) Net Debt  (469.0)  (552.8)  Value to Shareholders (Equity Value)  $131.0  $47.2  (+) Cash and Cash Equivalents  (-) Whitehorse Term Loan (-) Fortress Converts  (-) Searchlight Preferred Equity  19.7  (182.7)  (120.0)  (269.8)  Shares Outstanding  19.6  19.6  Implied Share Price  $6.70  $2.41

 Appendix

 (+) Cash and Cash Equivalents  19.7  19.7  19.7  19.7  19.7  (-) Debt and Preferred Equity1  (503.3)  (503.3)  (503.3)  (503.3)  (503.3)  Value to Shareholders (Equity Value)  $58.8  $74.8  $90.8  $106.7  $122.7  Shares Outstanding  Implied Share Price  Premium to:  19.6  $3.01  19.6  $3.82  19.6  $4.64  19.6  $5.45  19.6  $6.27  Current Share Price  $2.40  25.3%  59.3%  93.3%  127.3%  161.3%  Last 6-Months VWAP  $2.44  23.4%  56.9%  90.3%  123.8%  157.2%  LTM VWAP  $2.29  31.6%  67.2%  102.9%  138.6%  174.2%  52-Week High (One Day - 12/31/24)  $3.22  (6.6%)  18.7%  44.1%  69.4%  94.7%  Implied Multiples:  EV / 2026E Revenue ($304.3M)  1.8x  1.8x  1.9x  1.9x  2.0x  EV / 2026E EBITDA ($69.9M)  7.8x  8.0x  8.2x  8.4x  8.7x  Additional Analysis at Various Prices  10  Source: TD Cowen research.  1. Preferred equity includes accrued PIK interest at 13% as of December 31, 2025.  Additional Analysis at Various Multiples  ($ in millions)  EBITDA Acquisition Multiple  2025E EBITDA  8.50x  $63.8  8.75x  $63.8  9.00x  $63.8  9.25x  $63.8  9.50x  $63.8  Purchase Price (Enterprise Value)  $542.5  $558.5  $574.4  $590.4  $606.3

 Potential Buyers: Select Strategics  11  First Calls  Other Strategics  Rationale  IoT / Connectivity  Complement existing IoT connectivity platforms, expanding geographic reach  Strengthen subscription-based IoT revenue models  Carriers  Enhance enterprise IoT connectivity for private networks and LPWAN  Create new revenue streams in industrial, healthcare, and smart city applications  Strengthen carrier B2B connectivity  offerings  Big Tech  Immediate entry into enterprise IoT connectivity  Integrate real-time IoT insights into broader cloud and AI ecosystems  Access to King's international connectivity  platform and client base  Semiconductor IoT Companies  Combine IoT chipsets with managed connectivity solutions  Enable end-to-end, secure IoT deployments for OEMs and enterprises  Expand current TAM into IoT (natural adjacent market)  Industrial Tech  Strengthen scalable IoT solutions for  industrial equipment  Enhance IoT connectivity for industrial automation and smart infrastructure

 Potential Buyers: Select Sponsors  12  Select Sponsor Buyer Universe

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